EXHIBIT 10.1

         AGREEMENT OF ASSOCIATION FOR DEVELOPMENT OF REAL PROPERTY AND
                        CONSTRUCTION OF HOUSES IN MEXICO

         THIS AGREEMENT, with date June 22, 2004, puts the mutual agreements and responsibilities of the signers that it will serve as the base of the agreement definitive and detailed between the parts that later are described: CONSTRUCTOR AND INMOBILARIA CIFASA S.A de C.V. ("CIFASA") and ADVANCED CONSTRUCTION and MANUFACTURING TECHNOLOGIES DE MEXICO S.A. de C.V. ("ACMT"), SOUTHWEST MANAGEMENT SOLUTIONS CORPORATION, a Corporation of Nevada ("SOWEST") and NOXSO CORPORATION, ("NOXSO") a Corporation of Virginia, as signers with particular interests and related responsibilities

         WHEREAS, CIFASA wants to develop real property in Mexico (housing of social interest) with properties that it owns in its name and other properties where it has agreements to acquire in the future; and,

         WHEREAS, ACMT is a subsidiary of NOXSO, and it has a system for the construction of housing with mutual agreement with SOWEST that will be beneficial to the targets of CIFASA;

         THEREFORE, BOTH ARE IN ACCORDANCE WITH THE FOLLOWING CLAUSES:


                                  FIRST CLAUSE

CIFASA

CIFASA represents and warrants to ACMT and other signatories its responsibilities in accordance with this Agreement and they are as follows:

         1. CIFASA owns or has the rights to 5 real estate projects of various sizes which real estate shall be contributed to the project to assist ACMT with its responsibility to obtain the financial resources to develop the real estate and construct single family residences thereon. In the first 4 projects there are a total of approximately 772 single family residential houses, approximately 520 one-bedroom houses in duplex format, and approximately 252 three bedroom houses in duplex format (the "houses"). The fifth project is a large multi-phase, mixed-use project that includes approximately 7,000 single family residential homes in various formats, together with several commercial sites, school and hospital areas and a shopping center site;

         2. CIFASA has obtained all of the required permits and licenses to develop the first 4 projects and it will be responsible to obtain the required permits and licenses for all phases of the fifth project that will be developed and constructed by ACMT;

         3. CIFASA is responsible to work with and obtain from available financial sources, including but not limited to INFONAVIT, FOVI and commercial banks, for guaranteed total payment for the finished houses upon completion, and hereby commits to work closely with the respective financial sources and obtain such total payments upon completion of the houses and to promptly pay ACMT for each completed house within 3 days of receipt of such payments from all respective financial sources on each of the projects.

         4. CIFASA is responsible to use its association and experience to obtain from various unions, syndicates and groups qualified and approved buyers for the finished houses acceptable to the financial sources as set forth in paragraph 3., above.

         5. CIFASA is responsible to participate and cooperate with ACMT, and to obtain the approval of the other signatories, with the development of the range of sales prices for the houses in each of the projects, and to participate and cooperate with ACMT, and to obtain the approval of the other signatories, with the development of cost budgets for each of the various types of houses in each of the projects.

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                                  SECOND CLAUSE

ACMT

ACMT represents and warrants to CIFASA and other signatories its responsibilities in accordance with this Agreement and they are as follows:

         6. ACMT has the management, staff and personnel with the experience and capacity, and hereby commits to be responsible to develop real property from its current condition to finished lots ready for the construction of houses, or as sometimes referred to in Mexico as the `Urbanization' of the project; and, additionally, to supervise the construction of the houses on the CIFASA projects from inception to final completion in accordance with local regulations and condition.

         7. ACMT has an in-place agreement with SOWEST and hereby commits to employ SOWEST and its proprietary system of construction for cement pads and footings, the construction of all of the walls in the houses using the concrete masonry units of various types as recommended and approved by SOWEST, and to use SOWEST in the construction of the roofs on all such houses

         8. ACMT will be responsible to obtain the financial resources for the development/urbanization and construction costs on the projects, except for the cost of the land that will be the responsibility if CIFASA, in accordance with the budgets as agreed initially, or as revised, including but not limited to all workers and support personnel as required to construct the pads, footings, walls and roofs of the houses under the direction of SOWEST, and all sub-contractors or others as required to complete the houses ready for occupancy.

         9. ACMT is responsible to work with and obtain from CIFASA total payment for the finished houses upon completion, and hereby commits to work closely with the CIFASA and the respective financial sources to obtain such total payments upon completion of the houses and to promptly pay SOWEST, as well as all other sub-contractors or personnel, in accordance with all contracts, agreements and commitments, for each completed house, in accordance with the terms and conditions as set forth in the definitive development and construction agreements.

         10. ACMT is responsible to participate and cooperate with CIFASA, and to obtain the approval of the other signatories, with the development of the range of sales prices for the houses in each of the projects, and to participate and cooperate with CIFASA, and to obtain the approval of the other signatories, with the development of cost budgets for each of the various types of houses in each of the projects.


                                  THIRD CLAUSE

SOWEST

SOWEST represents and warrants ACMT and other signatories its responsibilities in accordance with this Agreement and they are as follows:

         11. SOWEST has the management, the personnel with the experience and capacity, and hereby commits to be responsible for the supervision of the cement pads, footings and foundations, interior and exterior walls, as well as the second floor on 2 story houses, and the roof for all of the houses on the CIFASA projects in accordance with the regulations and conditions of the local, State and Federal governments of the Republic of Mexico.

         12. SOWEST has an in-place agreement with ACMT and hereby commits to use its best efforts, experience and expertise utilizing its proprietary system of construction for cement pads, footings and foundations, the construction of all of the interior and exterior walls, as well as the second floor on 2 story houses, in the houses using such concrete masonry units of various types as meet or exceed, in SOWEST'S sole discretion, the recommended and approved concrete masonry units of the financial sources and/or the local regulations; and to use its' techniques in the construction of the roofs on all such houses on behalf of ACMT and share ACMT'S responsibility for such houses, but limited to only its areas of construction.

         13. SOWEST is responsible to work with and obtain from ACMT and/or CIFASA timely payment for the finished houses upon completion, and to promptly pay in accordance with the terms and conditions as set forth in the definitive construction agreement, all material and personnel costs related to the areas of its responsibility on the CIFASA projects, as well as any and all other sub-contractors or personnel utilized in the completion of its areas of responsibilities under this Agreement, in accordance with all of its contracts, agreements and commitments, upon receipt of payment for each completed house on each of the projects; and,

         14. SOWEST is responsible to participate and cooperate with ACMT, and to obtain the approval of the other signatories, with the development of the range of sales prices for the houses in each of the projects, and to participate and cooperate with CIFASA, and to obtain the approval of the other signatories, with the development of cost budgets for each of the various types of houses in each of the projects.


                                  FOURTH CLAUSE
NOXSO

NOXSO represents and warrants to CIFASA and the other signatories as that its responsibilities under this Agreement are as follows:

         15. NOXSO has the responsibility to supervise, manage, approve and financially support the responsibilities of its wholly owned subsidiary ACMT;

         16. NOXSO has an in-place agreement with SOWEST for the management and assistance with several phases of its operations and some of the operations of its wholly owned subsidiary ACMT, and hereby commits to use its best efforts, experience and expertise utilizing its working relationship and agreements with SOWEST for the benefit of the CIFASA projects using concrete masonry units as a source of operational and financial assistance to ACMT;

         17. NOXSO is responsible to assist, as necessary, ACMT and/or CIFASA for the timely payment for the finished houses upon completion; and

         18. NOXSO is responsible to participate and cooperate with ACMT, and to obtain the approval of the other signatories, with the development of the range of sales prices for the houses in each of the projects, and to participate and cooperate with CIFASA, and to obtain the approval of the other signatories, with the development of cost budgets for each of the various types of houses in each of the projects.

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                     MUTUAL REPRESENTATION OF THE COMPANIES

         The Companies hereto, each individually represent and warrant to the other Companies as follows:

         19. Organization: Each of the COMPANIES is a duly organized and validly existing corporation in good standing under the laws of Mexico and/or the laws of the State of incorporation. The Company is duly qualified to do business and is in good standing in Mexico its principal domicile and may establish agencies or branches in each jurisdiction in which it anticipates to do business.

         20. Authorization. All approvals and action on the part of CIFASA, ACMT, SOWEST and NOXSO (the "COMPANIES"), if any, necessary for the due authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, has been or will be taken prior to or as of the date of the final definitive agreements. This Agreement is a legal, valid and binding agreement of the signatory companies, enforceable in accordance with its terms. The execution, delivery and performance by companies, of this Agreement, will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any legal requirement, contract or agreement to which any of the COMPANIES is subject.

         21. Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the valid execution, delivery or performance of the this Agreement, by the COMPANIES.

         22. Definitive agreements. The COMPANIES agree to prepare definitive real property development and housing construction agreements that incorporate the general terms and the conditions of this agreement and subsequent negotiations between THE COMPANIES. These definitive agreements will be completed before July 10, 2004, and shall contain, among other things, customary representations, warrants and indemnifications. Such representations, warrants and indemnifications will relate but not limited to the definitive costing for development of each project as agreed to by CIFASA, ACMT and NOXSO, together with the definitive costing of the construction of the houses as agreed to by CIFASA, ACMT, SOWEST and NOXSO using the system of construction of SOWEST including the specific terms, responsibilities, conditions and requirements for each of the projects of CIFASA.

         23. Expenses. All the COMPANIES shall each bear its own expenses (including, without limitation, legal and countable fees) incurred in connection with the transactions contemplated in this agreement, but shall be entitled to be reimbursed for all amounts recognized by the COMPANIES.

         24. Counterparts. This Agreement can be executed in any number of original doubles or counterparts, each of which will be of equal force and effect.

         25. Titles, Headings and Clauses. The Titles, Headings and Clauses of this Agreement are for the convenience of reference by the COMPANIES and they will not affect the construction of any provision of this Agreement.

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         The undersigned signatories have executed this Agreement as of the date
June 23, 2004, as witness that the terms and conditions contained herein reflects our mutual understanding and agreement.


                           SIGNATURES OF THE COMPANIES

CONSTRUCTORA AND INMOBILARIA
 CIFASA S.A de C.V. (CIFASA)

  /s/ Javier Santa Maria
--------------------------------
By: Javier Santa Maria
Its:  Director and President

ADVANCED CONSTRUCTION and MANUFACTURING
 TECHNOLOGIES OF MEXICO S.A of C.V. (ACMT)


/s. Maximilliano Ismael Silva
-----------------------------------
By: Maximilliano Ismael Silva
Its: Director and Vice-President
     of Operations


SOUTHWEST MANAGEMENT SOLUTIONS CORPORATION (SOWEST)


  /s/ Wynn L. Westmoreland
----------------------------------
For: Wynn L. Westmoreland
Its: CEO and President


NOXSO CORPORATION (NOXSO)


/s/ Richard J. Anderson
-----------------------------
By: Richard J Anderson
Its: CEO and President